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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made a part of this Registration Statement on Form S-3 and the related Prospectus of Apartment Investment and Management Company (the "Company") and to the incorporation by reference therein of (i) our report dated November 21, 1995, with respect to the combined statement of revenues and certain expenses of the GECC Properties (as defined in the notes thereto) included in the Company's Current Report on Form 8-K dated December 29, 1995 (as amended), filed with the Securities and Exchange Commission and (ii) our report dated January 2, 1996 with respect to the statement of revenues and certain expenses of the Peachtree Park Apartments included in the Company's Current Report on Form 8-K dated January 1, 1996, filed with the Securities and Exchange Commission.

                                                             ARTHUR ANDERSEN LLP

Denver, Colorado
January 29, 1997